John Hancock Funds II
SECOND AMENDMENT TO
AMENDED AND RESTATED SUBADVISORY CONSULTING AGREEMENT
DEUTSCHE INVESTMENT MANAGEMENT AMERICAS INC.
     AMENDMENT made as of this 26th day of December, 2007 to the Amended and Restated Subadvisory Consulting Agreement dated October 17, 2005 (the “Agreement”) among John Hancock Investment Management Services, LLC, a Delaware limited liability company (the “Adviser”), MFC Global Investment Management (U.S.A.) limited, a Canadian Corporation (the “Subadviser”) and Deutsche Investment Management Americas Inc., a Delaware corporation (the “Deutsche”), as amended April 30, 2006 and June 30, 2006 by the Amendment to Amended and Restated Subadvisory Consulting Agreement among the Aclviser, the Subadviser and Deutsche. In consideration of the mutual covenants contained herein, the parties agree as follows:
1. CHANGE IN APPENDIX A
     Appendix A of the Agreement, “Compensation of Deutsche,” is hereby amended to change the subadvisory consulting fee for the following Portfolios:
Lifecycle 2010 Portfolio
Lifecycle 2015 Portfolio
Lifecycle 2020 Portfolio
Lifecycle 2025 Portfolio
Lifecycle 2030 Portfolio
Lifecycle 2035 Portfolio
Lifecycle 2040 Portfolio
Lifecycle 2045 Portfolio
Lifecycle 2050 Portfolio
Lifecycle Retirement Portfolio
2. EFFECTIVE DATE
     This Amendment shall become effective on the later to occur of: (i) approval of the Amendment by the Board of Trustees of John Hancock Funds JJ (the “Trust”) and (ii) execution of the Amendment.
(THE REMAINDER OF THIS SPACE HAS BEEN INTENTIONALLY LEFT BLANK)

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed under seal by their duly authorized officers as of the date first mentioned above.

JOHN HANCOCK INVESTMENT MANAGEMENT SERVICES, LLC
By:	/s/ Bruce R. Speca
	Name:	Bruce R. Speca
	Title:	Executive Vice President

MFC GLOBAL INVESTMENT MANAGEMENT (U.S.A.) LIMITED
By:	/s/ Hasan Khan
	Name:	Hasan Khan
	Title:	Compliance Officer

DEUTSCHE INVESTMENT MANAGEMENT AMERICAS INC.

By:	/s/ Cynthia N.
	Name:	Cynthia N.
	Title:	MD

By:	/s/ Robert W
	Name:	Robert W
	Title:	MD

2

APPENDIX A
     The Deutsche shall serve as a subadviser consultant for each Portfolio of the Trust listed below. The Subadviser will pay the Deutsche, as full compensation for all services provided under this Agreement with respect to each Portfolio, the fee computed separately for such Portfolio at an annual rate as follows (the “Subadviser Consulting Fee”):

Between
$1.5 billion
	First	and	Excess Over
	$1.5 billion	$7.5 billion	$7.5 billion
	of Aggregate	of Aggregate	of Aggregate
Portfolio	Net Assets*	Net Assets*	Net Assets*

Lifecycle 2010 Portfolio	[%]	[%]	[%]
Lifecycle 2015 Portfolio	[%]	[%]	[%]
Lifecycle 2020 Portfolio	[%]	[%]	[%]
Lifecycle 2030 Portfolio	[%]	[%]	[%]
Lifecycle 2035 Portfolio	[%]	[%]	[%]
Lifecycle 2040 Portfolio	[%]	[%]	[%]
Lifecycle 2045 Portfolio	[%]	[%]	[%]
Lifecycle 2050 Portfolio	[%]	[%]	[%]
Lifecycle Retirement Portfolio	[%]	[%]	[%]

*	The term Aggregate Net Assets includes the net assets of a Portfolio of the Trust. It also includes with respect to each Portfolio the net assets of one or more other portfolios as indicated below, but in each case only for the period during which the Deutsche also serves as the subadviser consultant for the other portfolio(s). For purposes of determining Aggregate Net Assets and calculating the Subadviser Consulting Fee, the net assets of the Portfolio and each other portfolio of the Trust are determined as of the close of business on the previous business day of the Trust, and the net assets of each portfolio of each other fund are determined as of the close of business on the previous business day of that fund.

Lifecycle 2010 Portfolio	Lifecycle 2015 Portfolio Lifecycle 2020 Portfolio
Lifecycle 2025 Portfolio
Lifecycle 2030 Portfolio
Lifecycle 2035 Portfolio
Lifecycle 2040 Portfolio
Lifecycle 2045 Portfolio
Lifecycle 2050 Portfolio
Lifecycle Retirement Portfolio
Each a series of John Hancock Funds II
JHT Lifecycle Trusts*

Lifecycle 2015 Portfolio	Lifecycle 2010 Portfolio
Lifecycle 2020 Portfolio
Lifecycle 2025 Portfolio
Lifecycle 2030 Portfolio
Lifecycle 2035 Portfolio
Lifecycle 2040 Portfolio
Lifecycle 2045 Portfolio
Lifecycle 2050 Portfolio
Lifecycle Retirement Portfolio
Each a series of John Hancock Funds II
JHT Lifecycle Trusts*

Lifecycle 2020 Portfolio	Lifecycle 2010 Portfolio
Lifecycle 2015 Portfolio
Lifecycle 2025 Portfolio
Lifecycle 2030 Portfolio
Lifecycle 2035 Portfolio
Lifecycle 2040 Portfolio

Lifecycle 2045 Portfolio
Lifecycle 2050 Portfolio
Lifecycle Retirement Portfolio
Each a series of John Hancock Funds JJ
JHT Lifecycle Trust*

Lifecycle 2025 Portfolio	Lifecycle 2010 Portfolio
Lifecycle 2015 Portfolio
Lifecycle 2020 Portfolio
Lifecycle 2030 Portfolio
Lifecycle 2035 Portfolio
Lifecycle 2040 Portfolio
Lifecycle 2045 Portfolio
Lifecycle 2050 Portfolio
Lifecycle Retirement Portfolio Each a series of John Hancock Funds II
JHT Lifecycle Trusts*

Lifecycle 2030 Portfolio	Lifecycle 2010 Portfolio
Lifecycle 2015 Portfolio
Lifecycle 2020 Portfolio
Lifecycle 2025 Portfolio
Lifecycle 2035 Portfolio
Lifecycle 2040 Portfolio
Lifecycle 2045 Portfolio
Lifecycle 2050 Portfolio
Lifecycle Retirement Portfolio
Each a series of John Hancock Funds II
JHT Lifecycle Trusts*

Lifecycle 2035 Portfolio	Lifecycle 2010 Portfolio
Lifecycle 2015 Portfolio

Lifecycle 2020 Portfolio
Lifecycle 2025 Portfolio
Lifecycle 2030 Portfolio
Lifecycle 2040 Portfolio
Lifecycle 2045 Portfolio
Lifecycle 2050 Portfolio
Lifecycle Retirement Portfolio
Each a series of John Hancock Funds U
JHT Lifecycle Trusts*

Lifecycle 2040 Portfolio	Lifecycle 2010 Portfolio Lifecycle 2015 Portfolio
Lifecycle 2020 Portfolio
Lifecycle 2025 Portfolio
Lifecycle 2030 Portfolio
Lifecycle 2035 Portfolio
Lifecycle 2045 Portfolio Lifecycle 2050 Portfolio
Lifecycle Retirement Portfolio Each a series of John Hancock Funds II
JHT Lifecycle Trusts*

Lifecycle 2045 Portfolio	Lifecycle 2010 Portfolio
Lifecycle 2015 Portfolio
Lifecycle 2020 Portfolio Lifecycle 2025 Portfolio
Lifecycle 2030 Portfolio
Lifecycle 2035 Portfolio
Lifecycle 2040 Portfolio
Lifecycle 2050 Portfolio
Lifecycle Retirement Portfolio
Each a series of John Hancock Funds JJ

JHT Lifecycle Trusts*

Lifecycle 2050 Portfolio	Lifecycle 2010 Portfolio
Lifecycle 2015 Portfolio Lifecycle 2020 Portfolio Lifecycle 2025 Portfolio Lifecycle 2030 Portfolio Lifecycle 2035 Portfolio Lifecycle 2040 Portfolio Lifecycle 2045 Portfolio Lifecycle Retirement Portfolio Each a series of John Hancock Funds II JHT Lifecycle Trusts*

Lifecycle Retirement Portfolio	Lifecycle 2010 Portfolio
Lifecycle 2015 Portfolio Lifecycle 2020 Portfolio Lifecycle 2025 Portfolio Lifecycle 2030 Portfolio Lifecycle 2035 Portfolio Lifecycle 2040 Portfolio Lifecycle 2045 Portfolio Lifecycle 2050 Portfolio Each a series of John Hancock Funds II JHT Lifecycle Trusts*

*	The JHT Lifecycle Trusts are as follows: Lifecycle 2010 Trust, Lifecycle 2015 Trust, Lifecycle 2020 Trust, Lifecycle 2025 Trust, Lifecycle 2030 Trust, Lifecycle 2035 Trust, Lifecycle 2040 Trust, Lifecycle 2045 Trust, Lifecycle 2050 Trust, Lifecycle Retirement Trust.
     The Subadviser Consulting Fee for a Portfolio shall be based on the applicable annual fee rate for the Portfolio which for each day shall be equal to (i) the sum of the amounts determined by applying the annual percentage rates in the table to the applicable portions of Aggregate Net Assets divided by (ii) Aggregate Net Assets (the “Applicable Annual Fee Rate”). The Subadviser Consulting Fee for each Portfolio shall be accrued for each calendar day, and the sum of the daily fee accruals shall be paid monthly to the Subadviser within 30 calendar days of the end of each month. The daily fee accruals will be computed by multiplying the fraction of one over the number of calendar days in the year by the Applicable Annual Fee Rate, and multiplying this product by the net assets of the Portfolio. The Adviser shall provide Deutsche with such information as Deutsche may reasonably request supporting the calculation of the fees paid to it hereunder. Fees shall be paid either by wire transfer or check, as directed by Deutsche.
     If, with respect to any Portfolio, this Agreement becomes effective or terminates, or if the manner of determining the Applicable Annual Fee Rate changes, before the end of any month, the fee (if any) for the period from the effective date to the end of such month or from the beginning of such month to the date of termination or from the beginning of such month to the date such change, as the case may be, shall be prorated according to the proportion which such period bears to the full month in which such effectiveness or termination or change occurs.